UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2026

ANAVEX LIFE SCIENCES CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-37606	98-0608404
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

630 5th Avenue, 20th Floor, New York, NY USA 10111

(Address of principal executive offices) (Zip Code)

1-844-689-3939

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AVXL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.01 Changes in Control of Registrant.

As further described under Item 5.07 of this Current Report on Form 8-K, Anavex Life Sciences Corp. (“Anavex” or the “Company”) held its 2026 Annual Meeting of Stockholders (the “Annual Meeting”) on September 24, 2026. The election of the Company’s board of directors at the Annual Meeting constituted a “change in control” under the Anavex Life Sciences Corp. 2015 Omnibus Incentive Plan, the Anavex Life Sciences Corp. 2019 Omnibus Incentive Plan and the Anavex Life Sciences Corp. 2022 Omnibus Incentive Plan (collectively, the “Incentive Plans”) and the Amended and Restated Employment Agreement, as amended, dated October 4, 2017, between the Company and Sandra Boenisch, the Company’s Principal Financial Officer (the “PFO Employment Agreement”).

As disclosed in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on August 11, 2026 (the “2026 Proxy Statement”), under the Incentive Plans and the PFO Employment Agreement, a “change in control” includes when, during any period of 24 consecutive months, the Incumbent Directors (as defined below) cease to constitute a majority of the Company’s board of directors (hereinafter referred to as a “Board Change CIC”). The term “Incumbent Directors” means individuals who were members of the Company’s board of directors at the beginning of such period or individuals whose election or nomination for election to the Company’s board of directors by the Company’s stockholders was approved by a vote of at least a majority of the then Incumbent Directors, but excluding any individual whose initial election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors.

The Company’s board of directors, not the Company’s stockholders, initially appointed Dr. Axel Paeger to the board in February 2026 to fill a vacancy. Mr. Gautam Patel and Dr. Adrian Senderowicz were initially elected to the Company’s board of directors at the Annual Meeting. As further described below under Item 5.07, the election of directors at the Annual Meeting was contested. Because the initial election by the Company’s stockholders of Dr. Paeger, Mr. Patel, and Dr. Senderowicz was in connection with a proxy contest, only Dr. Jiong Ma, Dr. Peter Donhauser and Dr. Claus van der Velden qualify as Incumbent Directors following the Annual Meeting. Therefore, Incumbent Directors constitute less than a majority of the Company’s board of directors, and thus triggered the Board Change CIC provision of the Incentive Plans and the PFO Employment Agreement. As a result of the Board Change CIC, all outstanding and unvested awards granted under the Incentive Plans, including all outstanding and unvested awards granted to Ms. Boenisch, immediately became fully vested and exercisable in accordance with the terms of the applicable Incentive Plan and applicable award agreement. See the section entitled “Effects of a Change of Control on Certain Contractual Obligations” of the 2026 Proxy Statement for additional information.

The amount of voting securities of the Company beneficially owned directly or indirectly by each of the Company’s current directors as of the date hereto is hereby incorporated by reference from the section entitled “Security Ownership of Certain Beneficial Owners and Management” of the 2026 Proxy Statement except that all outstanding and unvested awards held by Dr. Ma, Dr. Donhauser and Dr. van der Velden immediately became fully vested and exercisable as a result of the Board Change CIC.

To the Company’s knowledge, there are no arrangements or understandings among members of the Company’s board of directors immediately before and immediately after the Annual Meeting and their respective associates with respect to the election of directors or other matters. Additionally, there are no arrangements, known to the Company, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On September 24, 2026, the Company held its Annual Meeting. On September 28, 2026, the independent inspector of the election (the “Inspector”) for the Annual Meeting delivered its final vote tabulation that certified the voting results for each of the matters that were submitted to a vote at the Annual Meeting. According to the Inspector’s final tabulation of voting, a total of 54,239,204 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”) were present or represented by proxy, representing approximately 58.51% of the outstanding Common Stock as of July 31, 2026, the record date for the Annual Meeting.

At the Annual Meeting, two proposals were submitted to a vote of the Company’s stockholders. The final voting results, as reported by the Inspector, are as follows:

Proposal No. 1: The election of the Company’s director nominees, Jiong Ma, Ph.D., Peter Donhauser, D.O., Axel Paeger, M.D., MBA, MBI, Gautam Patel, MBA, Adrian Senderowicz, M.D. and Claus van der Velden, Ph.D. (the “Company Nominees”), each to hold office until the Company’s next annual meeting of stockholders or until such director’s successor is elected and qualified. PVG Asset Management Corporation, a beneficial owner of the Company’s common stock (“PVG”) had nominated six additional director nominees (the “PVG Nominees”) for election in opposition to the Company Nominees; however, the stockholders did not elect any of the PVG Nominees. The stockholders holding a majority of the Common Stock having voting power present in person or represented by proxy elected the six Company Nominees by the following votes:

Name	For	Against	Abstain
Company Nominees
Jiong Ma, Ph.D.	37,010,531	14,315,617	2,879,977
Peter Donhauser, D.O.	44,542,463	7,773,833	1,889,830
Axel Paeger, M.D., MBA, MBI	46,683,049	5,638,004	1,885,074
Gautam Patel, MBA	46,350,328	6,061,752	1,794,048
Adrian Senderowicz, M.D.	47,303,114	5,261,632	1,641,380
Claus van der Velden, Ph.D.	40,411,557	11,506,977	2,287,592

PVG Nominees
Patrick S. Adams	7,694,677	27,662,970	18,848,033
John Boris	7,657,445	27,830,184	18,718,053
Dale Curtis Hogue, Jr.	12,227,373	23,224,072	18,754,237
Jason Kolbert	14,469,637	21,046,035	18,690,010
Rene Mora, M.D., Ph.D.	8,613,380	27,462,036	18,130,266
Ralf von Ziegesar	6,350,445	28,714,810	19,140,276

Proposal No. 2: The stockholders holding a majority of the Common Stock having voting power present in person or represented by proxy ratified Grant Thornton LLP as the Company’s independent registered accounting firm for the fiscal year ending September 30, 2026 by the following votes:

For	Against	Abstain
49,432,188	3,068,978	1,738,038

Because of the contested nature of the Annual Meeting, there were no broker non-votes on any proposal submitted to a vote at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANAVEX LIFE SCIENCES CORP.

/s/ Sandra Boenisch
Name: Sandra Boenisch, CPA, CGA
Title: Principal Financial Officer, Treasurer

Date: September 28, 2026